CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement No. 333-220973 on Form S-8 and in the Registration Statement No. 333-237177 on Form S-3 of OrthoPediatrics Corp., of our report dated June 8, 2020, relating to our audit of the consolidated financial statements of Apifix Ltd. and its subsidiary, as of December 31, 2019 and 2018, and for the years then ended, included in this Current Report (Form 8-K/A) of OrthoPediatrics Corp.

Kost Forer Gabbay & Kasierer

Tel Aviv, Israel
June 15, 2020

Kost Forer Gabbay & Kasierer
A Member of Ernst & Young Global